As filed with the Securities and Exchange Commission on January 30, 2012

Registration No. 333-52449, 333-110145

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-52449)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-110145)

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMBAC FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3621676
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One State Street Plaza

New York, New York 10004

(Address, including zip code, of Principal Executive Offices)

Ambac Assurance Corporation Savings Incentive Plan

f/k/a Ambac Financial Group, Inc. Savings Incentive Plan

(Full title of the plan)

Ronit V. Fischer, Esq.

First Vice President and Assistant General Counsel

Ambac Assurance Corporation

One State Street Plaza

New York, New York 10004

(212) 658-7456

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

EXPLANATORY STATEMENT

This Post-Effective Amendment No. 1 relates to the following Registration Statements of Ambac Financial Group, Inc. (the “Company”):

a.	Registration Statement on Form S-8 (File No. 333-52449) filed with the Securities and Exchange Commission (the “SEC ”) on May 12, 1998 to register (i) 100,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock ”), for issuance pursuant to the Ambac Assurance Corporation Savings Incentive Plan, formerly known as the Ambac Financial Group, Inc. Savings Incentive Plan (the “Plan”), and (ii) an indeterminate amount of interests (the “Plan Interests”) to be offered or sold pursuant to the Plan; and

b.	Registration Statement on Form S-8 (File No. 333-110145 ) of the Company filed with the SEC on October 31, 2003 to register (i) 500,000 additional shares of Common Stock for issuance pursuant to the Plan, and (ii) an indeterminate amount of Plan Interests to be offered or sold pursuant to the Plan.

Effective as of November 5, 2010, the Plan was amended to provide that the Ambac Financial Group, Inc. Stock Fund (the “Stock Fund”) may no longer be offered to the Plan participants as an investment option. All securities which were held by the Stock Fund have been sold. Accordingly, the Company hereby deregisters (i) the shares of Common Stock that have not been and will not be issued pursuant to the Plan and (ii) the Plan Interests that have not been offered or sold pursuant to the Plan.

Item 8.	Exhibits

Exhibit No.	Description

24.1	Powers of Attorney (included as part of signature pages).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of New York, State of New York, on this 30th day of January, 2012.

AMBAC FINANCIAL GROUP, INC. (Registrant)

By:	/s/ Stephen M. Ksenak
	Name:	Stephen M. Ksenak
	Title:	Senior Managing Director, General Counsel

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of New York, New York, on this 30th day of January, 2012.

AMBAC ASSURANCE CORPORATION SAVINGS INCENTIVE PLAN

By:	AMBAC ASSURANCE CORPORATION (Plan Sponsor)

	By:	/s/ Michael Reilly
		Name:	Michael Reilly
		Title:	Managing Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this Post-Effective Amendment to the Registration Statement appears below hereby constitutes and appoints Stephen M. Ksenak and Yolanda Ortiz and each of them (with full power of substitution) as such person’s true and lawful attorney-in-fact and agent to do any and all acts and things and to execute any and all instruments which, with the advice of counsel, any of said attorneys and agents may deem necessary or advisable to enable Ambac Financial Group, Inc., a Delaware corporation (the “Company”), to comply with the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the preparation and filing by the Company of a post-effective amendment (the “Post-Effective Amendment”) to the Registration Statements on Form S-8 (Registration No. 333-110145 and Registration No. 333-52449) relating to Ambac Assurance Corporation Savings Incentive Plan and any further amendments, including further post-effective amendments, or supplements thereto (the “Form S-8”), including specifically, but without limitation, power and authority to sign his name as an officer and/or director of the Company, as the case may be, to the Post-Effective Amendment and any further amendments to the Form S-8, including further post-effective amendments, or supplements thereto; and the undersigned does hereby ratify and confirm all that said attorneys shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the indicated capacities on this 24th day of January, 2012.

Signature	Title

/s/ Diana N. Adams	President and Chief Executive Officer (Principal Executive Officer)
Diana N. Adams

/s/ Robert B. Eisman	Senior Managing Director, Chief Accounting Officer and Controller (Principal Accounting Officer)
Robert B. Eisman

/s/ David Trick	Senior Managing Director, Chief Financial Officer and Treasurer (Principal Financial Officer)
David Trick

/s/ Jill M. Considine	Director
Jill M. Considine

/s/ Thomas C. Theobald	Director
Thomas C. Theobald

/s/ Laura S. Unger	Director
Laura S. Unger

/s/ Henry D. G. Wallace	Director
Henry D. G. Wallace

/s/ David W. Wallis	Director
David W. Wallis

4